Exhibit 10.7
Spectrum Group International, Inc.
Employee Restricted Stock Grant Agreement
          THIS AGREEMENT, made as of [DATE], between Spectrum Group International, Inc. (the “Company”) and [NAME] (the “Participant”).
          WHEREAS, the Company has adopted and maintains its 1997 Stock Incentive Plan (the “Plan”) to provide for officers, other employees and directors of, and consultants to, the Company and its subsidiaries an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company;
          WHEREAS, the Plan provides that the Board of Directors of the Company (the “Board”) shall administer the Plan and determine the key persons to whom awards shall be granted and the mount and type of such awards; and
          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
          1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Board hereby grants to the Participant [NUMBER] restricted shares (the “Restricted Stock”) of common stock of the Company (“Common Stock”).
          2. Grant Date. The grant date of the Restricted Stock is [DATE], which was the date the Board approved the grant (the “Grant Date”).
          3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.
          4. Vesting. Subject to the further provisions of this Agreement, the Restricted Stock shall vest on the following dates, each of which shall be referred to as a “Vesting Date:”

Number of shares of Restricted
Vesting Date	Stock vesting on such date
[DATE]	[NUMBER OF SHARES]
Notwithstanding the foregoing, in the event that the Participant’s employment with the Company terminates by reason of the Participant’s death or becoming “Totally Disabled”, or is terminated by the Company without “Cause” or by the Participant for “Good Reason” (as each such term is defined in the Employment Agreement), then the Restricted Stock shall automatically and immediately vest and the effective date of such event shall be deemed a “Vesting Date”.
          5. Restrictions on Transferability of Unvested Shares. Until a share of Restricted Stock vests, the Participant shall not transfer the Participant’s rights to such share of Restricted Stock or to any rights related thereto. Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights.
          6. Termination of Service. In the event that the Participant’s employment with the Company is terminated by the Company for “Cause” or by the Participant without “Good Reason” before all the shares of Restricted Stock are vested, all unvested shares of Restricted Stock, together with any property received in respect of such shares, as set forth in Section 10 hereof, shall be forfeited as of the date Participant’s employment terminates, and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.
          7. Issuance of Certificates.
          (a) Reasonably promptly after the Grant Date, the Company shall issue stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock or shall instruct its transfer agent to issue shares of Restricted Stock which shall be maintained in book entry form on the books of the transfer agent. The Restricted Stock, if certificated, shall bear the following legend:
“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SPECTRUM GROUP INTERNATIONAL, INC.’S 1997 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN SPECTRUM GROUP INTERNATIONAL, INC. AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF SPECTRUM GROUP INTERNATIONAL, INC.”
If the Restricted Stock is in book entry form, it shall be subject to electronic coding or stop order indicating that such shares of Restricted Stock are restricted by the terms of this Agreement and the Plan. Such legend, electronic coding or stop order shall not be removed until such shares of Restricted Stock vest.

          (b) Each certificate issued pursuant to Section 7(a) hereof, together with the stock powers relating to such shares of Restricted Stock, shall be held in escrow by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.
          (c) Reasonably promptly after the Restricted Stock vests pursuant to Section 4 hereof, (i) in the case of certificated shares, in exchange for the surrender to the Company of the certificate evidencing the Restricted Stock, delivered to the Participant under Section 7(a) hereof, and the certificates evidencing any other securities received in respect of such shares, if any, the Company shall issue and deliver to the Participant (or the Participant’s legal representative, beneficiary or heir) a certificate evidencing the Restricted Stock and such other securities, free of the legend provided in Section 7(a) hereof and (ii) in the case of book entry shares, the Company shall cause to be lifted and removed any electronic coding or stop order established pursuant to Section 7(a) hereof, provided that the Company may require that such legend, coding or stop order remain to the extent it deems appropriate in light of the restrictions provided in Section 9.
          (d) The Company may require as a condition of the delivery of stock certificates or the lifting or removal of any electronic coding or stop order with respect to book entry shares pursuant to Section 7(b) hereof that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate. The Board, in its sole discretion, may permit the Participant to satisfy such obligation by delivering shares of Common Stock or by directing the Company to withhold from delivery shares of Common Stock, in either case valued at their Fair Market Value on the Vesting Date with fractional shares being settled in cash.
          (e) The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor or an appropriate book entry is made on the books of the transfer agent reflecting the issuance thereof pursuant to Section 7(a) hereof, and then only from the date such certificate is issued or such book entry is made. Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability and the forfeiture provisions, as set forth in this Agreement.
          8. Representations, Warranties and Covenants of the Participant. The Participant hereby represents and warrants to, and agrees with, the Company as follows:
          (a) (i) If Participant is a U.S. resident, then the Participant is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and as specifically indicated in Exhibit A to this Agreement.
          (ii) If the Participant is not a U.S. resident, then the Participant is acquiring shares for his own account and not for the account or benefit of any other person or entity, as specifically indicated on Exhibit A to this Agreement.

          (b) The Participant understands that (i) the Restricted Stock has not been registered under the 1933 Act by reason of specific exemptions from registration thereunder and under similar exemptions under certain state securities laws; (ii) that this transaction has not been reviewed by, passed on or submitted to any United States Federal or state agency or self-regulatory organization where an exemption is being relied upon; (iii) that the Company’s reliance thereon is based in part upon the representations made by the Participant in this Agreement; and (iv) that the Restricted Stock must be held indefinitely, unless such Restricted Stock is subsequently registered under the 1933 Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that unless otherwise agreed to between the Participant and the Company, the Company is under no obligation to register the Restricted Stock.
          (c) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the 1933 Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. The Participant acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied.
          (d) The Participant will not sell, transfer or otherwise dispose of the Restricted Stock in violation of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the rules promulgated thereunder, including Rule 144 under the 1933 Act. The Participant agrees that he or she will not dispose of the Restricted Stock unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Restricted Stock and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Restricted Stock under the 1933 Act or all appropriate action necessary for compliance with the registration requirements of the 1933 Act or with any exemption from registration available under the 1933 Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Restricted Stock under Delaware law.
          9. Securities Legend; Transfers. The Participant acknowledges that the Restricted Stock (including any Common Stock issuable upon vesting of the Restricted Stock) will be subject to a stop order, and any certificate or certificates evidencing any such shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE

SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”
     The Participant acknowledges that the Restricted Stock (including any Common Stock issuable upon vesting of the Restricted Stock) may only be transferred in compliance with the Company’s Insider Trading Policy and agrees that the Company may and generally will prohibit transfer until such time as the Company is current in its reporting pursuant to the 1934 Act.
          10. Dividends, etc. Unless the Board otherwise determines, any property, including cash dividends, received by the Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of Restricted Stock vests, and shall be held in escrow by the Company. The Company shall issue to the Participant a receipt evidencing the property held by it in respect of the Restricted Stock. Any cash dividends or other property (but not including securities) received by a Participant with respect to a share of Restricted Stock shall be returned to the Company in the event such share of Restricted Stock is forfeited. Any securities received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests and shall be forfeited if such share of Restricted Stock is forfeited. Unless the Board otherwise determines, such securities shall bear a legend or be subject to an electronic coding or stop order, as set forth in Section 7(a) hereof.
          11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.
          12. Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.
          13. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.
          16. Obligation to Notify. If the Participant makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant’s income. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.
          17. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

SPECTRUM GROUP INTERNATIONAL, INC.

By:
Name:
Title:

[EMPLOYEE]

EXHIBIT A
Spectrum Group International, Inc.
FOR U.S. RESIDENTS ONLY
Accredited Investor Status
Please indicate below whether, as of the Grant Date, you meet any of the following criteria or, alternatively, whether you do not meet any of the following criteria (please check one):
___(i) A director or executive officer of the Company.
___(ii) A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.
___(iii) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
___(iv) I do not meet any of the criteria above.

Signature:

Print Name:

Date:

FOR NON-U.S. RESIDENTS ONLY
          1. I hereby certify that I am an individual who does not reside in the United States and am not acquiring shares of Spectrum Group International, Inc. for the account or benefit of any other person or entity.
          2. I agree not to engage in hedging transactions with regard to the Common Stock of Spectrum Group International, Inc. unless in compliance with the Securities Act of 1933, as amended.

Signature:

Print Name:

Date: